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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 1999, with respect to the financial statements and schedules of International Telecommunication Data Systems, Inc. included in Amendment No. 2 to the Registration Statement (Form F-3 No. 333-86609) and related Prospectus of Amdocs Limited for the registration of 20,700,000 shares of its ordinary shares.


                                                  /s/ Ernst & Young LLP


Stamford, Connecticut
September 28, 1999